PBF Logistics Announces Appointment of CFO Erik Young to General Partner’s Board
PARSIPPANY, NJ - October 28, 2016 - PBF Logistics LP (NYSE:PBFX, the “Partnership”) announced today the appointment of Charles Erik Young to the Board of Directors of its general partner, PBF Logistics GP LLC (“PBFX GP”), effective October 27, 2016. Mr. Young has served as the Senior Vice President and Chief Financial Officer of PBF Energy Inc. (“PBF Energy”) and PBFX GP since April 2014.

“Erik’s appointment to the PBFX GP Board reflects his significant contributions to the growth and success of the Partnership since its initial public offering in 2014, which has included four successful dropdowns, the most recent of which was the 50% interest in Torrance Valley Pipeline Company LLC,” said PBF Energy and PBF Logistics Chairman and CEO Thomas Nimbley. “He has demonstrated financial and business leadership for the Partnership and will be a valuable asset to the PBFX GP Board, bringing significant corporate finance experience, from strategic planning to mergers and acquisitions across a variety of industries and end markets.”

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including the Annual Report on Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

About PBF Logistics LP
PBF Logistics LP (NYSE:PBFX), headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.
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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994